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                                 FORM OF

                         INDEMNIFICATION AGREEMENT

   This Indemnification Agreement is made as of the ___ day of ________, _____ (the "Agreement"), by and between FirstWorld Communications, Inc., a Delaware corporation (the "Company"), and the undersigned [Officer/Director] of the Company (the "Indemnitee"), with reference to the following facts:

   The Indemnitee is currently serving as an [Officer/Director] of the Company and the Company wishes the Indemnitee to continue in such capacity. The Indemnitee is willing, under certain circumstances, to continue serving as an [Officer/Director] of the Company.

   The Indemnitee has indicated that he does not regard the indemnities available under the Company's By-Laws as adequate to protect him against the risks associated with his service to the Company and has noted that the Company's directors' and officers' liability insurance policy has numerous exclusions and a deductible and thus does not adequately protect Indemnitee. In this connection the Company and the Indemnitee now agree they should enter into this Agreement in order to provide greater protection to Indemnitee against such risks of service to the Company.

   Section 145 of the General Corporation Law of the State of Delaware, under which Law the Company is organized, empowers corporations to indemnify a person serving as a director, officer, employee or agent of the corporation and a person who serves at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, and said Section 145 and the By-Laws of the Company specify that the indemnification set forth in said Section 145 and in the By-Laws, respectively, shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise.


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   In order to induce the Indemnitee to continue to serve as an
[Officer/Director] of the Company and in consideration of his continued service, the Company hereby agrees to indemnify the Indemnitee as follows:

   1. Indemnity. The Company will indemnify the Indemnitee, his executors, administrators or assigns, for any Expenses (as defined below) which the Indemnitee is or becomes legally obligated to pay in connection with any Proceeding (as defined below). As used in this Agreement the term "Proceeding" shall include any threatened, pending or completed claim, action, suit or proceeding, whether brought by or in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, in which the Indemnitee may be or may have been involved as a party or otherwise, by reason of the fact that Indemnitee is or was a director or officer of the Company, by reason of any actual or alleged error or misstatement or misleading statement made or suffered by the Indemnitee, by reason of any action taken by him or of any inaction on his part while acting as such director or officer, or by reason of the fact that he was serving at the request of the Company as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; provided, that in each such case Indemnitee acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, in the case of a criminal proceeding, in addition had no reasonable cause to believe that his conduct was unlawful. As used in this Agreement, the term "other enterprise" shall include (without limitation) employee benefit plans and administrative committees thereof, and the term "fines" shall include (without limitation) any excise tax assessed with respect to any employee benefit plan.

    2. Expenses. As used in this Agreement, the term "Expenses" shall include, without limitation, damages, judgments, fines, penalties, settlements and costs, attorneys' fees and



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disbursements and costs of attachment or similar bonds, investigations, and any expenses of establishing a right to indemnification under this Agreement.

      3. Selection of Counsel. In the event the Company shall be obligated hereby to pay the Expenses of any Proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such Proceeding, with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election so to. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding, provided that (i) Indemnitee shall have the right to employ his counsel in any such Proceeding at Indemnitee's expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or (C) the Company shall not, in fact, have employed counsel to assume the defense of such Proceeding, then the fees and expenses of Indemnitee's counsel shall be at the expense of the Company.

      4. Enforcement. If a claim or request under this Agreement is not paid by the Company, or on its behalf, within thirty (30) days after a written claim or request has been received by the Company, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim or request and if successful in whole or in part, the Indemnitee shall be entitled to be paid also the Expenses of prosecuting such suit. The Company shall have the right to recoup from the Indemnitee the amount of any item or items of Expenses theretofore paid by the Company pursuant to this Agreement, to the extent such Expenses are not reasonable in nature or amounts; provided, however, that the Company shall




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have the burden of proving such Expenses to be unreasonable.  The burden of proving that the Indemnitee is not entitled to indemnification for any other reason shall be upon the Company.

      5. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

      6. Exclusions. The Company shall not be liable under this Agreement to pay any Expenses in connection with any claim made against the Indemnitee:

         (a) to the extent that payment is actually made to the Indemnitee under a valid, enforceable and collectible insurance policy;

         (b) to the extent that the Indemnitee is indemnified and actually paid otherwise than pursuant to this Agreement;

         (c) in connection with a judicial action by or in the right of the Company, in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that any court in which such action was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper;

         (d) if it is proved by final judgment in a court of law or other final adjudication to have been based upon or attributable to the Indemnitee's in fact having gained any personal profit or advantage to which he was not legally entitled;

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         (e)   for a disgorgement of profits made from the purchase and sale by the Indemnitee of securities pursuant to Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law or common law;

         (f) brought about or contributed to by the dishonesty of the Indemnitee seeking payment hereunder; however, notwithstanding the foregoing, the Indemnitee shall be protected under this Agreement as to any claims upon which suit may be brought against him by reason of any alleged dishonesty on his part, unless a judgment or other final adjudication thereof adverse to the Indemnitee shall establish that he committed (i) acts of active and deliberate dishonesty, (ii) with actual dishonest purpose and intent, (iii) which acts were material to the cause of action so adjudicated; or

         (g) for any judgment, fine or penalty which the Company is prohibited by applicable law from paying as indemnity or for any other reason.

      7. Indemnification of Expenses of Successful Party. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against any and all Expenses incurred in connection therewith.

      8. Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion of such Expenses to which the Indemnitee is entitled.

      9. Advance of Expenses. Expenses incurred by the Indemnitee in connection with any Proceeding, except the amount of any settlement, shall be paid by the Company in advance upon request of the Indemnitee that the Company pay such Expenses. The Indemnitee hereby undertakes to repay to the Company the amount of any Expenses theretofore paid by the

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Company to the extent that it is ultimately determined that such Expenses were not reasonable or that the Indemnitee is not entitled to indemnification.

      10. Approval of Expenses. No Expenses for which indemnity shall be sought under this Agreement, other than those in respect of judgments and verdicts actually rendered, shall be incurred without the prior consent of the Company, which consent shall not be unreasonably withheld.

      11. Notice of Claim. The Indemnitee, as a condition precedent to his right to be indemnified under this Agreement, shall give to the Company notice in writing as soon as practicable of any claim made against him for which indemnity will or could be sought under this Agreement. Notice to the Company shall be given at its principal office and shall be directed to the Corporate Secretary (or such other address as the Company shall designate in writing to the Indemnitee); notice shall be deemed received if sent by prepaid mail properly addressed, the date of such notice being the date postmarked. In addition, the Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within the Indemnitee's power.

      12. Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 11 hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

      13. Mutual Acknowledgment. Both the Company and Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. Indemnitee


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understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee.

      14. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument.

      15. Indemnification Hereunder Not Exclusive. Nothing herein shall be deemed to diminish or otherwise restrict the Indemnitee's right to indemnification under any provision of the Certificate of Incorporation or By-Laws of the Company and amendments thereto or under law.

      16. Governing Law. This Agreement shall be governed by and construed in accordance with Delaware law.

      17. Saving Clause. Wherever there is conflict between any provision of this Agreement and any applicable present or future statute, law or regulation contrary to which the Company and the Indemnitee have no legal right to contract, the latter shall prevail, but in such event the affected provisions of this Agreement shall be curtailed and restricted only to the extent necessary to bring them within applicable legal requirements.

      18. Coverage. The provisions of this Agreement shall apply with respect to the Indemnitee's service as an [Officer/Director] of the Company prior to the date of this Agreement and with respect to all periods of such service after the date of this Agreement, even though the Indemnitee may have ceased to be an [Officer/Director] of the Company.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.



                                FIRSTWORLD COMMUNICATIONS, INC.


                                By:___________________________
                                        Robert E. Randall
                                    Executive Vice President



                                 _____________________________

                                      ________________________
                                      [Officer/Director]








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      SCHEDULE OF FIRSTWORLD COMMUNICATIONS, INC. OFFICERS AND DIRECTORS
               WHO HAVE ENTERED INTO INDEMNIFICAITON AGREEMENTS


1. DIRECTORS:

   a. Donald L. Sturm
   b. Robert E. Randall
   c. C. Kevin Garland
   d. James O. Spitzenberger
   e. Rodney D. Malcolm
   f. Melanie Sturm
   g. John C. Stiska

2. OFFICERS:

   a. Robert Cerasoli
   b. John Lewis
   c. G. Bradford Saunders
   d. Andrew B. Taubman
   e. Eric Hyde
   f. Dan Brown
   g. Jim Moriarty
   h. Dennis Mulroy
   i. Sharon Salisbury
   j. Jim Schwartz
   k. Deb Siegle
   l. Lori Tappe
   m. Kevin Timpane
   n. Bob Wilson
   o. Jim Zures

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